UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2016

Shutterfly, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Certain executive officers (the “Executives”) of Shutterfly, Inc. (the “Company”), including Michael Pope, Senior Vice President and Chief Financial Officer, and Satish Menon, Senior Vice President and Chief Technical Officer, who are named executive officers of the Company, are entitled to Adjusted Offer Letter CIC Benefits, as defined in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 14, 2016 (the “March 14, 2016 Form 8-K”). On April 21, 2016, the Compensation Committee of the Board of Directors of the Company clarified that the terms of the Adjusted Offer Letter CIC Benefits will be provided only if there is a change in ownership or control of the Company that is consummated on or before December 31, 2017. If such a transaction is consummated after December 31, 2017, the Adjusted Offer Letter CIC Benefits will not be applicable, and the original offer letter between the Company and the Executive will revert to its original terms. The terms of the Adjusted Offer Letter CIC Benefits as described in the March 14, 2016 Form 8-K are otherwise unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

Date: April 25, 2016	By:	/s/ Phil Marineau
Name: Phil Marineau
Title: Chairman and Interim Chief Executive Officer